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                                                                     EXHIBIT 1.1

                       5,000,000 Shares of Common Stock

                           RAVISENT Technologies Inc.

                             UNDERWRITING AGREEMENT
                             ----------------------

                                                   July   , 1999

BEAR, STEARNS & CO. INC.
SG COWEN SECURITIES CORPORATION
VOLPE BROWN WHELAN & COMPANY
  as "Representatives" of the
several Underwriters named in
Schedule I attached hereto
c/o Bear, Stearns & Co. Inc.
One Sansome Street
41st Floor
San Francisco, California 94104

Ladies and Gentlemen:

          RAVISENT Technologies Inc., a corporation organized and existing under the laws of Delaware (the "Company") proposes, subject to the terms and conditions stated herein, to issue and sell to the underwriters named in
Schedule I hereto (the "Underwriters"), acting severally and not jointly, an aggregate of 5,000,000 shares (the "Firm Shares") of its common stock, par value $0.001 per share (the "Common Stock"), and, for the sole purpose of covering over-allotments in connection with the sale of the Firm Shares, at the option of the Underwriters, up to an additional 750,000 shares (the "Additional Shares") of the Common Stock. The Firm Shares and any Additional Shares purchased by the Underwriters are referred to herein as the "Shares." The Shares are more fully described in the Registration Statement referred to below.

          1.  Representations and Warranties of the Company.  The Company hereby
              ---------------------------------------------
represents and warrants to, and agrees with, the Underwriters that:
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          (a)  The Company has filed with the Securities and Exchange Commission
(the "Commission") a registration statement, and may have filed an amendment or amendments thereto, on Form S-1 (No. 333-77269), for the registration of the Shares under the Securities Act of 1933, as amended (the "Act"). Such registration statement, including the prospectus, financial statements and schedules, exhibits and all other documents filed as a part thereof, as amended at the time of effectiveness of the registration statement, including any information deemed to be a part thereof as of the time of effectiveness pursuant to paragraph (b) of Rule 430A or Rule 434 of the Rules and Regulations of the Commission under the Act (the "Regulations"), is herein called the "Registration Statement." Any registration statement filed pursuant to Rule 462(b) of the Regulations is herein called the "462(b) Registration Statement," and after such filing the term "Registration Statement" shall include the Rule 462(b) Registration Statement. The prospectus, in the form first filed with the Commission pursuant to Rule 424(b) of the Regulations or filed as part of the Registration Statement at the time of effectiveness if no Rule 424(b) or Rule
434 filing is required, is herein called the "Prospectus."  The term
"preliminary prospectus" as used herein means a preliminary prospectus as described in Rule 430 of the Regulations. For purposes of this Agreement, all references to the Registration Statement, any preliminary prospectus, the Prospectus or any amendment, supplement or term sheet with respect to any of the foregoing shall be deemed to include the copy of such documents filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system ("EDGAR"). Neither the Commission nor the Blue Sky or securities authority of any state or other jurisdiction has issued a stop order suspending the effectiveness of the Registration Statement, preventing or suspending the use of any preliminary prospectus, the Prospectus, the Registration Statement or any amendment or supplement or term sheet thereto, refusing to permit the effectiveness of the Registration Statement or suspending the registration or qualification of the Shares, nor has any of such authorities instituted or threatened to institute nor, to the Company's knowledge, contemplated instituting, any proceedings with respect to a stop order.

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          (b)  At the respective time of the effectiveness of the Registration
Statement or any 462(b) Registration Statement or the effectiveness of any post-effective amendment to the Registration Statement, when the Prospectus is first filed with the Commission pursuant to Rule 424(b) or Rule 434 of the Regulations, when any supplement to or amendment of the Prospectus is filed with the Commission and at the Closing Date and the Additional Closing Date, if any (as hereinafter respectively defined), the Registration Statement and the Prospectus and any amendments and supplements thereto complied or will comply in all material respects with the applicable provisions of the Act and the Regulations and do not or will not contain an untrue statement of a material fact and do not or will not omit to state any material fact required to be stated therein or necessary in order to make the statements therein (i) in the case of the Registration Statement, not misleading and (ii) in the case of the Prospectus, in light of the circumstances under which they were made, not misleading. When any related preliminary prospectus was first filed with the Commission (whether filed as part of the registration statement for the registration of the Shares or any amendment thereto or pursuant to Rule 424(a) of the Regulations) and when any amendment or supplement thereto was first filed with the Commission, such preliminary prospectus and any amendments and supplements thereto complied in all material respects with the applicable provisions of the Act and the Regulations and did not contain an untrue statement of a material fact and did not omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not mislead-ing. In addition, each preliminary prospectus and the Prospectus delivered to the Underwriters for use in connection with this offering was identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T. No representation and warranty is made in this subsection (b), however, with respect to any information contained in or omitted from the Registration Statement or the Prospectus or any related preliminary prospectus or any amendment or supplement thereto in reliance upon and in conformity with information furnished in writing to the Company by

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or on behalf of any Underwriter through you as herein stated expressly for use in connection with the preparation thereof. If Rule 434 is used, the Company will comply with the requirements of Rule 434 and the Prospectus shall not be "materially different," as such term is used in Rule 434, from the Prospectus included in the Registration Statement at the time it became effective.

          (c) KPMG LLP and KPMG Deutsche Treuhand-Gesellschaft A.G., who have certified the financial statements and supporting schedules included in the Registration Statement, are independent public accountants as required by the Act and the Regulations.

          (d) Subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus, except as set forth in the Registration Statement and the Prospectus, (A) there has been no material adverse change or any development involving a prospective material adverse change in the business, prospects, properties, operations, condition (financial or other) or results of operations of the Company and its subsidiaries taken as a whole (a "Material Adverse Effect"), including but not limited to relationships with customers and suppliers of the Company; (B) there have been no transactions entered into by the Company or any of its subsidiaries, other than those in the ordinary course of business, which are material with respect to the Company and its subsidiaries taken as a whole; (C) there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock; and (D) since the date of the latest balance sheet presented in the Registration Statement and the Prospectus, neither the Company nor any of its subsidiaries has incurred or undertaken any liabilities or obligations, direct or contingent, which are material to the Company and its subsidiaries taken as a whole, except for liabilities or obligations which are reflected in the Registration Statement and the Prospectus.

          (e) This Agreement and the transactions contemplated herein have been duly and validly authorized by all necessary corporate action, and this Agreement has been duly and validly executed and

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delivered by the Company. Assuming due authorization, execution and delivery by the Representatives, this Agreement constitutes a valid and binding obligation of the Company, enforceable in accordance with its terms.

          (f) The execution, delivery, and performance of this Agreement and the consummation of the transactions contemplated hereby do not and will not (i) conflict with or result in a breach of any of the terms and provisions of, or constitute a default (or an event which with notice or lapse of time, or both, would constitute a default) under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to, any debenture, note, contract, indenture, mortgage, deed of trust, lease, joint venture or other agreement, instrument, franchise, license or permit to which the Company or any of its subsidiaries is a party or by which any of their respective properties or assets may be bound, other than any conflict, breach, default, lien, change or encumbrance which would not have a Material Adverse Effect, or (ii) violate or conflict with any provision of the certificate of incorporation or by-laws of the Company, or any of its subsidiaries, or (iii) violate or conflict with any judgment, writ, decree, order, law, statute, rule or regulation of any court or any public, governmental or regulatory agency or body having jurisdiction over the Company or any of its subsidiaries or any of their respective properties, assets or operations, other than any violation or conflict which would not have a Material Adverse Effect. No consent, approval, authorization, order, registration, filing, qualification, license or permit of or with any court or any public, governmental or regulatory agency or body having jurisdiction over the Company or any of its subsidiaries or any of their respective properties or assets is necessary or required for the execution, delivery and performance of this Agreement or the consummation of the transactions contemplated hereby, including the issuance, sale and delivery of the Shares to be issued, sold and delivered by the Company hereunder, except the registration under the Act of the Shares and such consents, approvals, authorizations, orders, registrations, filings, qualifications, licenses and permits as may be required under state securities or

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Blue Sky laws in connection with the purchase and distribution of the Shares by the Underwriters.

          (g) All of the outstanding shares of capital stock of the Company are duly and validly authorized and issued, fully paid and nonassessable, and none of such shares was issued in violation of or is now subject to any preemptive rights, co-sale rights, registration rights, rights of first refusal or similar rights granted by the Company which have not otherwise been waived in writing. All of the outstanding shares of capital stock and all other outstanding securities of the Company have been issued in compliance in all material respects with applicable Federal and state laws. The Shares have been duly authorized for issuance and sale to the Underwriters pursuant to this Agreement and, when issued, delivered and sold in accordance with this Agreement, will be duly and validly issued and outstanding, fully paid and nonassessable, free and clear of all liens, encumbrances or claims, will not have been issued in violation of or be subject to any preemptive rights, co-sale rights, registration rights, rights of first refusal or similar rights and no holder of Shares will be subject to personal liability by reason of being such a holder. The authorized, issued and outstanding capital stock of the Company is as set forth in the Prospectus in the column entitled "Actual" under the caption "Capitalization", and, after giving effect to the offering will be as set forth in the column entitled "As Adjusted," and the number of authorized, issued and outstanding options is set forth in the Prospectus under the caption "Capitalization." Since that date, none of the Company or its subsidiaries have issued any securities other than (i) Common Stock of the Company pursuant to the exercise of previously outstanding and privately granted options pursuant to the RAVISENT 1995 Stock Incentive Plan (the "Plan"), (ii) options granted in the ordinary course of business pursuant to the Plan, and (iii) non-statutory options for the purchase of an aggregate of 869,258 shares of Common Stock, which were not granted pursuant to the Plan. The authorized capital stock of the Company, including the Common Stock, the Firm Shares and the Additional Shares, conforms in all material respects to the descriptions thereof contained in the Registration Statement and the Prospectus and such descriptions conform to the rights set forth in the instruments

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defining the same. Except as disclosed in the Registration Statement and the
Prospectus, there are no outstanding shares of capital stock, options, warrants or other securities or other rights calling for the issuance of, and no commitments, obligations, plans or arrangements to issue, any securities of the Company or any of its subsidiaries. The outstanding stock options relating to the Common Stock have been duly authorized and validly issued and each of the Plan and stock options granted by the Company conform in all material respects to the descriptions thereof contained in the Registration Statement and the Prospectus.

          (h) Each of the Company and each of its subsidiaries has been duly organized and is validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation. Each of the Company and its subsidiaries is duly qualified and in good standing as a foreign corporation in each jurisdiction in which the character or location of its properties (owned, leased or licensed) or the nature or conduct of its business makes such qualification necessary, except for those failures to be so qualified or in good standing which could not in the aggregate have a Material Adverse Effect. All of the outstanding capital stock of each of the Company's subsidiaries has been duly authorized and validly issued, is fully paid and nonassessable and is owned by the Company or a wholly-owned subsidiary of the Company free and clear of any liens, mortgages, pledges, charges, security interests, claims, encumbrances or other defects in title whatsoever and none of the outstanding shares of capital stock of any of the Company's subsidiaries was issued in violation of the preemptive rights, co-sale rights, registration rights, rights of first refusal or similar rights, in each case granted by the Company and which have not otherwise been waived in writing, of any security holder of any such subsidiary or other party. Except as described in the Prospectus, the Company has no agreements, commitments, or understandings with respect to acquiring or selling the business, stock or material assets, except those assets acquired in the ordinary course of business, of the Company, its subsidiaries or any other person or entity. The only subsidiaries of the Company are the subsidiaries listed on Exhibit 21.1 to the Registration Statement. None of the Company nor any of its subsidiaries owns any capital

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stock or any other interest in any other corporation or entity (other than such subsidiaries).

          (i) Each of the Company and its subsidiaries has all requisite corporate power and corporate authority, and all necessary consents, approvals, authorizations, orders, registrations, qualifications, licenses and permits (collectively, "Governmental Licenses") of and from all appropriate Federal, state, local or foreign public, regulatory or governmental agencies and bodies, to own, lease and operate its properties and conduct its business as now being conducted, or as presently proposed to be conducted, and as described in the Registration Statement and the Prospectus, except for such Governmental Licenses, the absence of which would not have a Material Adverse Effect. Each such Governmental License is valid and in full force and effect, the Company and its subsidiaries are in material compliance with the terms and conditions of all such Governmental Licenses, and no such Governmental License contains a materially burdensome restriction not disclosed in the Registration Statement and the Prospectus, and neither the Company nor any of its subsidiaries has received any notice of proceedings relating to the revocation or modification of any such Governmental Licenses.

          (j) Neither the Company nor any of its subsidiaries is (i) in violation of any provision of its charter or by-laws, as the case may be, or in breach of any of the terms or provisions of or in default (or would be in default with notice or lapse of time, or both) under any debenture, note, contract, indenture, mortgage, deed of trust, lease, joint venture or other agreement, instrument, franchise, license or permit to which the Company or any of its subsidiaries is a party or by which any of their respective properties, assets or operations may be bound, which breach, violation, default or defaults could have, individually or in the aggregate, a Material Adverse Effect, or (ii) in violation of any judgment, writ, decree, order, law, statute, rule or regulation of any court or any public, governmental or regulatory agency or body having jurisdiction over the Company or any of its subsidiaries or any of their respective properties, assets or operations, the violation of which could have,

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individually or in the aggregate, a Material Adverse Effect.

          (k) Except as described in the Registration Statement and the Prospectus, there is no litigation, action, suit, proceeding, inquiry or governmental proceeding or investigation to which the Company or any of its subsidiaries is a party or to which any property of the Company or any of its subsidiaries is subject that would otherwise be required to be described therein or which is pending or, to the knowledge of the Company, threatened or contemplated against the Company or any of its subsidiaries.

          (l) The financial statements, including the notes thereto, and supporting schedules included in the Registration Statement and the Prospectus present fairly the consolidated financial position of the Company and its subsidiaries as of the dates indicated and the results of their operations, stockholders' equity and cash flows for the periods specified; said financial statements have been prepared in conformity in all material respects with generally accepted accounting principles ("GAAP") applied on a consistent basis through the periods involved (except, with respect to the quarterly and interim financial statements included in the Registration Statement and the Prospectus, to the extent such financial statements are subject to normal and recurring year-end adjustments); the supporting schedules included in the Registration Statement present fairly in all material respects the information required to be stated therein; and the selected consolidated financial data, the summary consolidated financial information, pro forma financial information, and the capitalization information included in the Registration Statement and the Prospectus present fairly in all material respects in accordance with GAAP and the Regulations the information shown therein and have been compiled on a basis consistent with that of the financial statements included in the Registration Statement and the Prospectus. No financial statements are required to be included in the Registration Statement that have not been so included.

          (m) All material Federal, state and local tax returns required to be filed by the Company and its subsidiaries have been filed and all such

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returns are true, complete, and correct in all material respects. All material taxes that are due or claimed to be due from the Company and its subsidiaries have been paid other than those (i) currently payable without penalty or interest or (ii) being contested in good faith and by appropriate proceedings and for which adequate reserves have been established in accordance with GAAP. Except as disclosed in the Registration Statement and the Prospectus, there is no tax deficiency that has been, or may reasonably be expected to be, asserted against the Company or any of its subsidiaries, other than any tax deficiency that would not have a Material Adverse Effect.

          (n) Either the Company or its subsidiaries maintains insurance with insurers of recognized financial responsibility of the types and in the amounts purchased by similarly situated companies, including, without limitation, insurance coverage for real and personal property owned or leased by them against theft, damage, destruction, acts of vandalism, and all other material risks customarily insured against by similarly situated companies, all of which insurance is in full force and effect. Neither the Company nor any of its subsidiaries has any reason to believe that it will not be able to renew existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its respective business. The officers and directors of the Company are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary for officers and directors liability insurance of a public company and as would cover claims which could be made in connection with the issuance of the Shares; and the Company has no reason to believe that it will not be able to renew its existing directors and officers liability insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to cover its officers and directors.

          (o) Each of the Company and its subsid iaries has good and marketable title to all personal property and assets owned by it, free and clear of all mortgages, pledges, security interests, claims, restrictions, liens, encumbrances and defects, except as

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do not, individually or in the aggregate, interfere in any material respect with the use made or proposed to be made of such property by the Company or its sub sidiaries, as the case may be. Any real property and buildings held under lease by the Company or any of its subsidiaries are held under valid, existing and enforce able leases in full force and effect with such excep tions as are not material and which do not interfere in any material respect with the use made or proposed to be made of such property and buildings by the Company or its subsidiaries, as the case may be, and neither the Company or any of its subsidiaries has any notice of any claims of any sort that has been asserted by anyone adverse to the rights of the Company or any subsidiary under any such leases.

          (p) Except as described in the Registration Statement and the Prospectus, either the Company or its subsidiaries owns or possesses legal and valid rights to use all patents, inventions, copyrights, software, databases, know-how, Internet domain names, trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures, trademarks, service marks, trade names, rights of publicity pertaining to the name, likeness, voice, signatures, and/or biographical information of real persons and other intellectual property (collec tively, "Intellectual Property") necessary to carry on the business of the Company and its subsidiaries taken as a whole as currently conducted, and as presently proposed to be conducted and described in the Prospectus, free and clear of all liens, claims and encumbrances, subject to such exceptions as would not have a Material Adverse Effect. Except as described in the Registration Statement and the Prospectus, neither the Company nor any of its subsidiaries has received any notice or is otherwise aware of (i) any claim, action or demand of any person in the United States or elsewhere or any proceeding in the United States or elsewhere, pending or threatened, that (A) challenges the ownership of the Company or any of its subsidiaries in or its right to use any Intellectual Property, or (B) alleges that any product or service of the Company or any of its subsidiaries infringes or misappropriates the Intellec tual Property rights of others or constitutes unfair competition, or (ii) any facts or circumstances that would render any Intellectual Property owned or used by

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the Company or any Intellectual Property license agreement to which the Company or any of its subsidiaries is a party, invalid or inadequate to protect the interest of the Company or any of its subsidiaries therein or thereunder, subject to such exceptions as would not, individually or in the aggregate, have a Material Adverse Effect. The Company has taken reasonable steps to protect, maintain and safeguard its rights in all material Intellectual Property owned or used by the Company or its subsidiaries and to maintain the secrecy of all such Intellectual Property as to which improper or unauthorized disclosure would impair its value or validity, including the execution of appropriate nondisclosure and confidentiality agreements.

          (q) No relationship, direct or indirect, exists between or among the Company or any of its affiliates, on the one hand, and the directors, offi cers, stockholders, customers or suppliers of the Compa ny or any of its subsidiaries, on the other hand, that is required by the Act to be described in the Registra tion Statement and the Prospectus that is not so described. Except as disclosed in the Registration Statement and the Prospectus, there are no outstanding loans, advances, or guarantees or indebtedness by the Company to or for the benefit of any of the executive officers or directors of the Company or any of the members of the families of any of them that are required to be described in the Registration Statement.

          (r) The Shares have been duly authorized for listing on the Nasdaq National Market, subject to official notice of issuance.

          (s) Except for rights that have been waived in writing, no holder of securities of the Company has any rights to the registration of securities of the Company because of the filing of the Registration Statement or otherwise in connection with the sale of the Shares contemplated hereby.

          (t) The Company is not, and upon consummation of the transactions contemplated hereby and the application of the net proceeds of the offering of the Shares as described in the Prospectus will not be, subject to registration as an "investment company" or an

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entity "controlled" by an "investment company" under the Investment Company Act of 1940, as amended.

          (u) No labor dispute with the employees of the Company or any subsidiary exists or, to the knowledge of the Company, is imminent, and the Company is not aware of any existing or imminent labor disturbance by the employees of any of its or any subsidiary's principal suppliers, manufacturers, customers or contractors that are likely, individually or in the aggregate, to have a Material Adverse Effect.

          (v) There are no contracts or documents which are required to be described in the Registration Statement or the Prospectus or to be filed as exhibits thereto which have not been so described and filed as required. The descriptions of contracts in the Registration Statement and the Prospectus are accurate and complete in all material respects to the extent they are so described; except as described therein, all contracts described in the Registration Statement and the Prospectus are valid, binding and enforceable and are in full force and effect, and neither the Company nor any of its subsidiaries or, to the Company's knowledge, any other party is in breach of or default under any provisions of such contracts, except for any such breach or default which would not have a Material Adverse Effect. Neither the Company nor its subsidiaries has experienced a material adverse change in its business relationships with its material suppliers.

          (w) Each employee benefit plan, within the meaning of Section 3(3) of the Employee Retirement Income Securities Act of 1974, as amended ("ERISA"), that is maintained, administered or contributed to by the Company or any of its subsidiaries for employees or former employees of the Company or any of its subsidiaries has been maintained in compliance in all material respects with its respective terms and the requirements of any applicable statutes, order, rules and regulations, including but not limited to ERISA and the Internal Revenue Code of 1986, as amended (the "Code"). To the Company's knowledge, no prohibited transaction, within the meaning of Section 406 of ERISA or Section 4975 of the Code, has occurred with respect to any such plan, excluding transactions effected

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pursuant to a statutory or administrative exemption. For each such plan that is subject to the funding rules of Section 412 of the Code or Section 302 of ERISA, no "accumulated funding deficiency", as defined in Section 412 of the Code, has been incurred, whether or not waived, and the fair market value of the assets of each such plan (excluding for these purposes accrued but unpaid contributions) exceeded the present value of all benefits accrued under such plan determined using reasonable actuarial assumptions. The description of the Company's Plan and the options or other rights granted and exercised thereunder set forth in the Registration Statement and the Prospectus accurately and fairly describe, in all material respects, the information required to be shown with respect to such Plan, options and rights.

          (x) Either the Company or its subsidiaries maintains a system of internal accounting controls that are sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

          (y) The statistical and market-related data included in the Registration Statement and the Prospectus are derived from sources which the Company reasonably and in good faith believes to be accurate, reasonable and reliable, and such data agrees with the sources from which they were derived.

          (z) The Company has not at any time during the last five (5) years in any jurisdiction (i) made any unlawful contribution to any candidate for office, or failed to disclose fully any contribution in violation of law, or (ii) made any payment to any governmental officer or official, or other person charged with similar public or quasi-public duties,

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other than payments required or permitted by the laws of the United States.

          Any certificate signed by any director or officer of the Company or any of its subsidiaries addressed to the Representatives or addressed to the Underwriters' Counsel (as herein defined), or which is specifically mentioned or described in this Agreement, shall be deemed a representation and warranty by the Company to each Underwriter as to the matters covered thereby.

          2.  Purchase, Sale and Delivery of the Shares.
              ------------------------------------------

          (a) On the basis of the representations, warranties, covenants and agreements herein contained, but subject to the terms and conditions herein set forth, the Company agrees to sell to the Underwriters and the Underwriters, severally and not jointly, agree to purchase from the Company, at a purchase
price per share of $[     ], the number of Firm Shares set forth opposite the
respective names of the Underwriters in Schedule I hereto plus any additional number of Shares which such Underwriter may become obligated to purchase pursuant to the provisions of Section 9 hereof.

          (b) Payment of the purchase price for, and delivery of certificates for, the Firm Shares shall be made at the offices of Brobeck, Phleger & Harrison LLP ("Company Counsel"), Two Embarcadero Place, 2200 Geng Road, Palo Alto, California 94303, or at such other place as shall be agreed upon by you and the Company, at 7:00 A.M. on the third or fourth Business Day (as permitted under Rule 15c6-1 under the Exchange Act) (unless postponed in accordance with the provisions of Section 9 hereof) following the date of the effectiveness of the Registration Statement (or, if the Company has elected to rely upon Rule 430A of the Regulations, the third or fourth business day (as permitted under Rule 15c6-1 under the Exchange Act) after the determination of the initial public offering price of the Shares), or such other time not later than ten Business Days (as hereinafter defined) after such date as shall be agreed upon by you and the Company (such time and date of payment and delivery being herein called the "Closing Date"). It is understood that each Underwriter has authorized you for its account, to

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accept delivery of, receipt for, and make payment of the purchase price for, the
Firm Shares and the Additional Shares, if any, which it has agreed to purchase. As used herein, the term "Business Day" means any day other than a Saturday, Sunday or other day on which commercial banks are authorized or required to be closed in California. Payment shall be made to the Company by wire transfer in same day funds, against delivery to you for the respective accounts of the Underwriters of certificates for the Firm Shares to be purchased by them. Certificates for the Firm Shares shall be registered in such name or names and in such authorized denominations as you may request in writing at least two full Business Days prior to the Closing Date. The Company will permit you to examine and package such certificates for delivery at least one full Business Day prior to the Closing Date.

          (c) In addition, on the basis of the representations, warranties, covenants and agreements herein contained, but subject to the terms and conditions herein set forth, the Company hereby grants to the Underwriters the option to purchase, severally and not jointly, up to 750,000 Additional Shares at the same purchase price per share to be paid by the Underwriters to the Company for the Firm Shares as set forth in this Section 2, for the purpose of covering over-allotments, if any, in the sale of Firm Shares by the Underwriters. This option may be exercised at any time, or from time to time, in whole or in part, on or before the thirtieth day following the date of the Prospectus, by written notice by you to the Company. Such notice shall set forth the aggregate number of Additional Shares as to which the option is being exercised and the date and time, as reasonably determined by you, when the Additional Shares are to be delivered (such date and time being herein sometimes referred to as the "Additional Closing Date"); provided, however, that the
                                               --------  -------
Additional Closing Date shall not be earlier than the Closing Date or earlier than the second full Business Day after the date on which the option shall have been exercised nor later than the eighth full Business Day after the date on which the option shall have been exercised (unless such time and date are postponed in accordance with the provisions of Section 9 hereof). Certificates for the Additional Shares shall be registered in such name or names and in such authorized denominations as you may request in writing at least two full Business Days prior to the Additional Closing Date. The Company will permit you to examine and package such certificates for delivery at least one full Business Day prior to the Additional Closing Date.

          The number of Additional Shares to be sold to each Underwriter shall be the number which bears the same ratio to the aggregate number of Additional Shares being purchased as the number of Firm Shares set forth opposite the name of such Underwriter in Schedule I hereto (or such number increased as set forth in Section 9 hereof) bears to the total number of Firm Shares subject, however, to such adjustments to eliminate any fractional shares as you in your sole discretion shall make.

          Payment of the purchase price for the Additional Shares shall be made to the Company by wire transfer in same day funds to such account as specified by the Company to the Representatives in writing at least two full Business Days prior to the Additional Closing Date against delivery to you of the certificates for the Additional Shares to you for the respective accounts of the Underwriters.

          3.  Offering.  Upon your delivery of the Firm Shares, the Underwriters
              --------
propose to offer the Shares for sale to the public upon the terms set forth in the Prospectus.

          4.  Covenants of the Company.  The Company covenants and agrees with
              ------------------------
the Underwriters that:

          (a) If the Registration Statement has not yet been declared effective, the Company will use its reasonable best efforts to cause the Registration Statement and any amendments thereto to become effective as promptly as possible, and if Rule 430A is used or the filing of the Prospectus is otherwise required under Rule 424(b) or Rule 434, the Company will file the Prospectus (properly completed if Rule 430A has been used) pursuant to and in compliance with Rule 424(b) or Rule 434 within the prescribed time period and will provide evidence satisfactory to you of such timely filing. If, with your consent, the Company elects to rely on Rule 434, the Company will prepare and file a term sheet that complies with the requirements of Rule 434.

          The Company will notify you immediately (and, if requested by you, will confirm such notice in writing) (i) when the Registration Statement and any amendments thereto become effective, (ii) of any request by the Commission for any amendment of or supplement to the Registration Statement or the Prospectus or for any additional information, (iii) of the mailing or the delivery to the Commission for filing of any amendment of or supplement to the Registration Statement or the Prospectus, (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto or any order preventing or suspending the use of any preliminary prospectus, or of the initiation, or the threatening, of any proceedings with respect to any of the foregoing, (v) of the receipt of any comments from the Commission, and (vi) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Shares for sale in any jurisdiction or the initiation or threatening of any proceeding for that purpose. If the Commission shall propose or enter a stop order at any time, the Company will make every reasonable effort to prevent the issuance of any such stop order and, if issued, to obtain the lifting of such order as soon as possible. The Company will not file any amendment to the Registration Statement, make any filing under Rule 462(b) of the Regulations, or file any amendment of or supplement to the Prospectus (including the prospectus required to be filed pursuant to Rule 424(b)or Rule 434 of the Regulations) before or after the effective date of the Registration Statement to which you shall reasonably object in writing after being timely furnished in advance a copy thereof.

          (b) The Company will comply in all material respects with the Act and the Regulations so as to permit the completion of the distribution of the Shares as contemplated in this Agreement and the Prospectus. If at any time when a prospectus relating to the Shares is required to be delivered under the Act any event shall have occurred or a condition shall exist as a result of which the Prospectus as then amended or supplemented would, in the judgment of the Underwriters or the Company, include an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it shall be necessary at any time to amend or supplement the Prospectus or Registration Statement to comply with the Act or the Regulations, the Company will notify you promptly and prepare and file with the Commission an appropriate amendment or supplement (in form and substance reasonably satisfactory to you) which will correct such statement or omission and will use its best efforts to have any amendment to the Registration Statement declared effective as soon as possible, and the Company will furnish to the Underwriters such number of copies of such amendment or supplement as the Underwriters may reasonably request.

          (c) The Company will promptly deliver to you four conformed copies of the Registration Statement, including exhibits and all amendments thereto, and conformed copies of all consents, and will maintain in the Company's files signed copies of such documents for at least five years from the date of filing, and the Company will promptly deliver to each of the Underwriters, without charge, during the period when the Prospectus is required to be delivered under the Act, such number of copies of any preliminary prospectus, the Prospectus, the Registration Statement, and all amendments of and supplements to such documents, if any, as you may reasonably request, and the Company hereby consents to the use of such copies for purposes permitted by the Act. The copies of the Registration Statement and Prospectus and each amendment thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

          (d) The Company will endeavor in good faith, in cooperation with you, at or prior to the time of effectiveness of the Registration Statement, to qualify the Shares for offering and sale under the securities laws relating to the offering or sale of the Shares of such jurisdictions, domestic or foreign, as you may designate and to maintain such qualification in effect for so long as required for the distribution thereof; except that in no event shall the Company be obligated in connection therewith to (i) qualify as a foreign corporation, (ii) take any action which would result in its being subject to jurisdiction, or (iii) execute a general consent to service of process, in each case in any jurisdiction where it is not so qualified or subject.

          (e) The Company will make generally available (within the meaning of Section 11(a) of the Act) to its security holders and to you as soon as practicable, but not later than 45 days after the end of its fiscal quarter in which the first anniversary date of the effective date of the Registration Statement occurs, an earnings statement (in form complying with the provisions of Rule 158 of the Regulations) covering a period of at least twelve consecutive months beginning after the effective date of the Registration Statement.

          (f) During the period of 180 days from the date of the Prospectus, each of the Company and its subsidiaries will not directly or indirectly, without the prior written consent of Bear, Stearns & Co. Inc., (which consent may be withheld at the sole discretion of Bear, Stearns & Co. Inc.), directly or indirectly (i) issue, offer to sell, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant for the sale of, or otherwise dispose of or transfer any shares of the Company's Common Stock, or any securities convertible into or exchangeable or exercisable for such Common Stock or any other securities of the Company or its subsidiaries, whether now owned or hereafter acquired by such person or with respect to which such person has or hereafter acquires the power of disposition; or (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Common Stock or convertible into or exchangeable for Common Stock whether any such swap transaction is to be settled by delivery of Common Stock or other securities, in cash or otherwise (other than as contemplated by this Agreement with respect to the Shares); provided, however, that, notwithstanding the foregoing, the Company
             --------  -------
may issue shares of its Common Stock or options to purchase its Common Stock upon exercise of options pursuant to any stock option plan, warrants, stock bonus or other stock plan or arrangement described in the Prospectus, in each case in the ordinary course of business; provided, that any such shares which are issued or options which vest during the period of 180 days from the date of the Prospectus shall be subject to the restrictions set forth above in this
Section 4(f), and, in connection therewith, the Company shall cause any holder of such shares or vested options to execute an appropriate Lock-Up Agreement containing such provisions.

          (g) During a period of three years from the effective date of the Registration Statement, the Company will furnish to you copies of (i) all reports to its stockholders; and (ii) all reports, financial statements and proxy or information statements filed by the Company with the Commission on a non-confidential basis or any national securities exchange. The Company, during the period when the Prospectuses are required to be delivered under the Act, will file all documents required to be filed with the Commission pursuant to the 1934 Act within the time periods required by the 1934 Act (including any extensions of time obtained thereunder) and the rules and regulations of the Commission thereunder.

          (h) The Company will apply the proceeds from the sale of the Shares as set forth under "Use of Proceeds" in the Prospectus and file with the Commission such reports and report such use of proceeds as may be required pursuant to Rule 463 of the Regulations.

               (i) The Company will use its best efforts to cause the Shares to be listed on the Nasdaq National Market.

          (j) The Company will use its reasonable best efforts to do and perform all things required or necessary to be done and performed under this Agreement by the Company prior to or after the Closing Date or any Additional Closing Date, as the case may be, and to satisfy all conditions precedent to the delivery of the Shares.

          Bear Stearns & Co. Inc., on behalf of the several Underwriters, may waive in writing the performance by the Company of any one or more of the foregoing covenants or extend the time for their performance; provided, however,
                                                              --------  -------
that any such waiver or
extension shall be effective only in the specific instance and for the specific purpose for which given, and shall not affect in any manner future compliance with or timely performance of such covenants by the Company.

          5.  Payment of Expenses.  Whether or not the transactions contemplated
              -------------------
in this Agreement are consummated or this Agreement is terminated, the Company hereby agrees to pay all costs and expenses incident to the performance of the obligations of the Company hereunder, including those in connection with (i) preparing, printing, duplicating, filing and distributing the Registration Statement, as originally filed and all amendments thereof (including all financial statements and exhibits thereto), any preliminary prospectus, the Prospectus and any amendments or supplements thereto (including, without limitation, fees and expenses of the Company's accountants and counsel and advisors), the underwriting documents (including this Agreement and the Agreement Among Underwriters) all other documents related to the public offering of the Shares (including those supplied to the Underwriters in quantities as hereinabove stated), (ii) the issuance, transfer and delivery of the Shares to the Underwriters, including any transfer or other taxes or duties payable in connection with the transfer and delivery of the Shares to the Underwriters,
(iii) the qualification of the Shares under state or foreign securities or Blue Sky laws, including, if applicable, the costs of printing and mailing a preliminary and final "Blue Sky Survey" and any supplements thereto and the filing fees and reasonable fees of the Underwriters' Counsel, and such counsel's reasonable disbursements in relation thereto, (iv) listing the Shares on the Nasdaq National Market, (v) filing fees of the Commission and the National Association of Securities Dealers, Inc. and the reasonable fees and disbursements of the Underwriters' Counsel in connection with the review by the NASD of the terms of the sale of the Shares, (vi) the cost of preparing, printing, and delivering certificates representing the Shares, and (vii) the fees and expenses of any transfer agent or registrar. Notwithstanding the foregoing, the Company shall not be obligated to pay any of the following expenses in connection with the transactions contemplated hereby (except as provided in Section 11(d) or elsewhere herein): (A) any transfer or other taxes or duties payable in connection with any subsequent transfers of the Shares from the Underwriters to third parties, (B) except for fees of the Underwriters' Counsel in connection with Blue Sky and NASD matters as ser forth in clauses (iii) and (v) above, the fees and expenses of the Underwriters' Counsel, and (C) any advertising expenses of the Underwriters in connection with the transactions contemplated hereby.

          6.  Conditions of Underwriters' Obligations. The obligations of the
              ---------------------------------------
Underwriters to purchase and pay for the Firm Shares and the Additional Shares, as provided herein, shall be subject to (i) the accuracy in all material respects of the representations and warranties of the Company herein contained, as of the date hereof and as of the Closing Date (for purposes of this Section 6 "Closing Date" shall refer to the Closing Date for the Firm Shares and any Additional Closing Date, if different, for the Additional Shares), (ii) the absence from any certificates, opinions, written statements or letters furnished to you or to Underwriters' Counsel pursuant to this Section 6 of any material misstatement or material omission, (iii) the material performance by the Company of its covenants and other obligations hereunder, and (iv) the following additional conditions:

          (a) The Registration Statement, including any Rule 462(b) Registration Statement, shall have become effective and all necessary approvals of the Nasdaq National Market shall have been received not later than 5:30 P.M., New York time, on the date of this Agreement, or at such later time and date as shall have been consented to in writing by you; if the Company shall have elected to rely upon Rule 430A or Rule 434 of the Regulations, the Prospectus shall have been filed with the Commission in a timely fashion in accordance with
Section 4(a) hereof; and at or prior to the Closing Date, no stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereof shall have been issued and no proceedings therefor shall have been initiated or threatened by the Commission or any state securities authority and any request on the part of the Commission for additional information shall have been complied with to the reasonable satisfaction of the Underwriters.

          (b) At the Closing Date, you shall have received an opinion of Company
Counsel, and [      ], patent counsel to the Company dated the Closing Date,
addressed to the Underwriters and in form and substance reasonably satisfactory to Underwriters' Counsel, substantially in the forms of Exhibit A and Exhibit B, attached hereto respectively, subject to customary assumptions, qualifications, limitations and exceptions.

          (c) All proceedings taken in connection with the sale of the Firm Shares and the Additional Shares as herein contemplated shall be reasonably satisfactory in form and substance to you and to Underwriters' Counsel, and the Underwriters shall have received from said Underwriters' Counsel a favorable opinion, dated as of the Closing Date in customary form and covering such matters as you may reasonably request, and the Company shall have furnished to Underwriters' Counsel such documents as they reasonably request for the purpose of enabling them to pass upon such matters. In giving such opinion Underwriters' Counsel may rely, as to all matters governed by the laws of jurisdictions other than the law of the State of California, the Federal law of the United States and the General Corporation Law of the State of Delaware, upon the opinions of counsel satisfactory to the Representative. Underwriters' Counsel may also state that, insofar as such opinion involves factual matters, they have relied, to the extent they deem proper, upon certificates of officers of the Company and its subsidiaries and certificates of public officials.

          (d) At the Closing Date you shall have received a certificate of each of the Chief Executive Officer and Chief Financial Officer of the Company, dated the Closing Date to the effect that (i) the conditions set forth in subsection
(a) of this Section 6 have been satisfied, (ii) as of the date hereof and as of the Closing Date, the representations and warranties of the Company set forth in
Section 1 hereof are accurate in all material respects, (iii) as of the Closing Date, the obligations of the Company to be performed hereunder on or prior thereto have been duly performed in all material respects, and (iv) subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus, the Company and its subsidiaries have not sustained any material loss or interference with their respective businesses or properties from fire, flood, hurricane, accident or other calamity, whether or not covered by insurance, or from any labor dispute or any legal or governmental proceeding, and there has not been any material adverse change, or any development involving a material adverse change, in the business prospects, properties, operations, condition (financial or otherwise), or results of operations of the Company and its subsidiaries taken as a whole, except in each case as described in or contemplated by the Prospectus.

          (e) At the time this Agreement is executed and at the Closing Date, you shall have received a letter from KPMG LLP, independent public accountants for the Company, dated, respectively, as of the date of this Agreement and as of the Closing Date addressed to the Underwriters and in form and substance reasonably satisfactory to you, stating that, among other things: (i) they are independent certified public accountants with respect to the Company within the meaning of the Act and the Regulations and stating that the information provided in response to Item 10 of the Registration Statement is correct insofar as it relates to them; (ii) in their opinion, the consolidated financial statements and schedule of the Company included in the Registration Statement and the Prospectus and covered by their opinion therein comply as to form in all material respects with the applicable accounting requirements of the Act and the applicable published rules and regulations of the Commission thereunder; (iii) on the basis of procedures consisting of a reading of the latest available unaudited interim consolidated financial statements of the Company and its subsidiaries, a reading of the minutes of meetings and consents of the stockholders and boards of directors of the Company and its subsidiaries and the committees of such boards subsequent to December 31, 1998, inquiries of officers and other employees of the Company and its subsidiaries who have responsibility for financial and accounting matters of the Company and its subsidiaries with respect to transactions and events subsequent to December 31, 1998, a review of interim financial information for the three months ended March 31, 1999 in accordance with the standards established by the American Institute of Certified Public Accountants in Statement of Auditing Standards No. 71, Interim Financial Information with respect to the three-month period ended March 31, 1999 and other specified procedures and inquiries to a date not more than five days prior to the date of such letter, nothing has come to their attention that would cause them to believe that: (A) the unaudited consolidated financial statements and schedule of the Company presented in the Registration Statement and the Prospectus, including the quarterly information set forth under the caption "Management's Discussion and Analysis of Financial Condition and Results of Operations," do not comply as to form in all material respects with the applicable accounting requirements of the Act and, if applicable, the Exchange Act and the applicable published rules and regulations of the Commission thereunder or that such unaudited consolidated financial statements are not fairly presented in conformity with generally accepted accounting principles applied on a basis substantially consistent with that of the audited consolidated financial statements included in the Registration Statement and the Prospectus; (B) with respect to the period subsequent to March 31, 1999, there were, as of the date of the most recently available monthly consolidated financial statements of the Company and its subsidiaries, if any, and as of a specified date not more than five days prior to the date of such letter, any changes in the capital stock or long-term indebtedness of the Company or any decrease in the net current assets or stockholders' equity of the Company, in each case as compared with the amounts shown in the most recent balance sheet presented in the Registration Statement and the Prospectus, except for changes or decreases which the Registration Statement and the Prospectus disclose have occurred or may occur or which are set forth in such letter, and except for any option or warrant exercises in the ordinary course of business, or (C) that during the period from April 1, 1999 to the date of the most recent available monthly consolidated financial statements of the Company and its subsidiaries, if any, and to a specified date not more than five days prior to the date of such letter, there was any decrease, as compared with the corresponding period in the prior fiscal year, in total revenues, or total or per share net income, except for decreases which the Registration Statement and the Prospectus disclose have occurred or may occur or which are set forth in such letter; and
(iv) they have compared specific dollar amounts, numbers of shares, percentages of revenues and earnings, and other financial information pertaining to the Company and its subsidiaries set forth in the Registration Statement and the Prospectus, which have been specified by you prior to the date of this Agreement, to the extent that such amounts, numbers, percentages, and information may be derived from the general accounting and financial records of the Company and its subsidiaries or from schedules furnished by the Company, and excluding any questions requiring an interpretation by legal counsel, with the results obtained from the application of specified readings, inquiries, and other appropriate procedures specified by you set forth in such letter, and found them to be in agreement.

          (f) Subject to the final paragraph contained in Section 1 of this Agreement, prior to the Closing Date, the Company shall have furnished to you such further information, certificates and documents as you or Underwriters' Counsel may reasonably request (not involving any additional representations, warranties or covenants).

          (g) At the Closing Date, the Shares shall have been duly authorized for listing on the Nasdaq National Market, subject to official notice of issuance.

          If any of the conditions specified in this Section 6 shall not have been fulfilled when and as required by this Agreement, or if any of the certificates, opinions, written statements or letters furnished to you or to Underwriters' Counsel pursuant to this Section 6 shall not be in all material respects reasonably satisfactory in form and substance to you and to Underwriters' Counsel, all obligations of the Underwriters hereunder may be cancelled by you at, or at any time prior to, the Closing Date, and the obligations of the Underwriters to purchase the Additional Shares may be canceled by you at, or at any time prior to, the Additional Closing Date. Notice of such cancellation shall be given to the Company in writing, or by telephone, facsimile, telex or telegraph, confirmed in writing.

          7.  Indemnification.
              ---------------

          (a) The Company hereby agrees to indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of Section 15 of the Act or Section 20(a) of the

Securities Exchange Act of 1934, as amended (the "Exchange Act"), against any and all losses, liabilities, claims, damages and expenses whatsoever as incurred (including but not limited to reasonable attorneys' fees and any and all reasonable expenses whatsoever incurred in investigating, preparing or defending against any litigation, commenced or threatened, or any claim or inquiry whatsoever, and any and all amounts paid in settlement of any claim or litigation), joint or several, to which they or any of them may become subject under the Act, the Exchange Act, the common law, state law or otherwise, insofar as such losses, liabilities, claims, damages or expenses (or actions in respect thereof) arise out of, relate to or are based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; or (ii) any untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus or the Prospectus or in any supplement thereto or amendment thereof or the omission or alleged omission to state therein a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that the Company will not be liable in
                      --------  -------
any such case to the extent but only to the extent that any such loss, liability, claim, damage or expense arises out of, relates to or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission: (i) made in any preliminary prospectus or the Prospectus or in any supplement thereto or amendment thereof in reliance upon and in conformity with written information furnished to the Company by or on behalf of any Underwriter expressly for use therein, or (ii) made in any preliminary prospectus (which untrue statement or alleged untrue statement or omission or alleged omission was corrected in the Prospectus or in any supplement thereto or amendment thereof), to the extent that (A) the Company previously furnished copies of the Prospectus and any supplements thereto or amendments thereof on a timely basis to the Underwriters, and (B) a prospectus relating to such Shares was required to be delivered by the Underwriters to the purchaser of such Shares under the Act, and any such loss, liability, claim, damage or expense resulted from the fact that there was not sent or given to the purchaser in question, at or prior to the written confirmation of the sale of such Shares to such person, a copy of the Prospectus and any supplements thereto or amendments thereof. This indemnity agreement will be in addition to any liability which the Company may otherwise have under this Agreement.

          (b) Each Underwriter severally, and not jointly, agrees to indemnify and hold harmless the Company, each of the directors of the Company, each of the officers of the Company who shall have signed the Registration Statement, and each other person, if any, who controls the Company within the meaning of
Section 15 of the Act or Section 20(a) of the Exchange Act, against any losses, liabilities, claims, damages and expenses whatsoever as incurred (including but not limited to reasonable attorneys' fees and any and all reasonable expenses whatsoever incurred in investigating, preparing or defending against any litigation, commenced or threatened, or any claim whatsoever, and any and all amounts paid in settlement of any claim or litigation), joint or several, to which they or any of them may become subject under the Act, the Exchange Act, the common law, state law or otherwise, insofar as such losses, liabilities, claims, damages or expenses (or actions in respect thereof) arise out of, relate to or are based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; or
(ii) any untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus or the Prospectus or in any supplement thereto or amendment thereof or the omission or alleged omission to state therein a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; in each case to the extent, but only to the extent, that any such loss, liability, claim, damage or expense arises out of, relates to or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Company by or on behalf of any Underwriter expressly for use therein; provided, however, that in no
         --------  -------
case shall any Underwriter be liable or responsible for any amount in excess of the underwriting discount applicable to the Shares purchased by such Underwriter hereunder. This indemnity will be in addition to any liability which any Underwriter may otherwise have including under this Agreement. The Company acknowledges that the statements set forth in the last paragraph of the cover page and the third, fifth, sixth and eleventh paragraphs set forth under the caption "Underwriting" in the Prospectus constitute the only information furnished in writing by or on behalf of any Underwriter expressly for use in the Registration Statement or in any amendment thereof, any related preliminary prospectus or the Prospectus or in any amendment thereof or supplement thereto, as the case may be.

          (c)  Promptly after receipt by an indemnified party under subsection
(a) or (b) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify each party against whom indemnification is to be sought in writing of the commencement of such action (but the failure so to notify an indemnifying party shall not relieve it from any liability which it may have under this Section 7). In case any such action is brought against any indemnified party, and it notifies an indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein, and to the extent it may elect by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof with counsel reasonably satisfactory to such indemnified party. Notwithstanding the foregoing, the indemnified party or parties shall have the right to employ its or their own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of such indemnified party or parties unless (i) the employment of such counsel shall have been authorized in writing by one of the indemnifying parties in connection with the defense of such action, (ii) the indemnifying parties shall not have employed counsel to have charge of the defense of such action within a reasonable time after notice of commencement of the action, or
(iii) such indemnified party or parties shall have reasonably concluded that there may be defenses available to it or them which are different from or additional to those available to one or all of the indemnifying parties (in which case the indemnifying parties shall not have the right to direct the defense of such action on behalf of the indemnified party or parties), in any of which events such fees and expenses of counsel shall be borne by the indemnifying parties; provided, that the indemnifying
                                            --------
parties shall only be obligated to pay the fees and expenses of one such counsel for the benefit of the indemnified party or parties. The indemnifying party shall indemnify and hold harmless the indemnified party from and against any and all losses, claims, damages, liabilities and judgments by reason of any settlement of any action (i) effected with its written consent, or (ii) effected without its written consent if the settlement is entered into more than twenty Business Days after the indemnifying party shall have received a request from the indemnified party for reimbursement for the fees and expenses of counsel (in any case where such fees and expenses are at the expense of the indemnifying party) and, prior to the date of such settlement, the indemnifying party shall have failed to comply with such reimbursement request. No indemnifying party shall be liable to an indemnified party for any settlement of any action or claim by the indemnified party without the written consent of the indemnifying party, which consent shall not be unreasonably withheld.

          8.  Contribution.  In order to provide for contribution in
              ------------
circumstances in which the indemnification provided for in Section 7 hereof is for any reason held to be unavailable from any indemnifying party or is insufficient to hold harmless a party indemnified thereunder, the Company, on the one hand, and the Underwriters, on the other, shall contribute to the aggregate losses, claims, damages, liabilities and expenses of the nature contemplated by such indemnification provision (including any investigation, reasonable legal and other expenses incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding or any claims asserted, but after deducting in the case of losses, claims, damages, liabilities and expenses suffered by the Company, any contribution received by the Company from persons, other than the Underwriters, who may also be liable for contribution, including persons who control the Company within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act, officers of the Company who signed the Registration Statement and directors of the Company) as incurred to which the Company and one or more of the Underwriters may be subject, in such proportions as is appropriate to reflect the relative benefits received by the Company, on the one hand, and the Underwriters, on the other, from the offering of the Shares or, if such allocation is not permitted by applicable law or indemnification is not available as a result of the indemnifying party not having received notice as provided in Section 7 hereof, in such proportion as is appropriate to reflect not only the relative benefits referred to above but also the relative fault of the Company, on the one hand, and the Underwriters, on the other, in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative benefits received by the Company, on the one hand, and the Underwriters, on the other, shall be deemed to be in the same proportion as (x) the total proceeds from the offering (net of underwriting discounts and commissions but before deducting expenses) received by the Company and (y) the underwriting discounts and commissions received by the Underwriters, respectively, in each case as set forth in the table on the cover page of the Prospectus. The relative fault of the Company, on the one hand, and of the Underwriters, on the other, shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 8 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above. Notwithstanding the provisions of this Section 8, (i) in no case shall any Underwriter be liable or responsible for any amount in excess of the underwriting discount applicable to the Shares purchased by such Underwriter hereunder, and (ii) no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. Notwithstanding the provisions of this Section 8 and the preceding sentence, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. For purposes of this Section 8, each person, if any, who controls an Underwriter within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act shall have the same rights to contribution as such Underwriter, and each person, if any, who controls the Company within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act, each officer of the Company who shall have signed the Registration Statement and each director of the Company shall have the same rights to contribution as the Company, subject in each case to clauses (i) and (ii) of this Section 8. Any party entitled to contribution will, promptly after receipt of notice of commencement of any action, suit or proceeding against such party in respect of which a claim for contribution may be made against another party or parties, notify each party or parties from whom contribution may be sought, but the omission to so notify such party or parties shall not relieve the party or parties from whom contribution may be sought from any obligation it or they may have under this Section 8 or otherwise. No party shall be liable for contribution with respect to any action or claim settled without its consent; provided, however, that such consent was not unreasonably withheld.
--------  -------

          9.  Default by an Underwriter.
              -------------------------

          (a) If any Underwriter or Underwriters shall default in its or their obligation to purchase Firm Shares or Additional Shares hereunder, and if the Firm Shares or Additional Shares with respect to which such default relates do not (after giving effect to arrangements, if any, made by you pursuant to subsection (b) below) exceed in the aggregate 10% of the number of Firm Shares or Additional Shares, as the case may be, the Firm Shares or Additional Shares to which the default relates shall be purchased by the non-defaulting Underwriters in proportion to the respective proportions which the numbers of Firm Shares set forth opposite their respective names in Schedule I hereto bear to the aggregate number of Firm Shares set forth opposite the names of the non-defaulting Underwriters.

          (b) In the event that such default relates to more than 10% of the total number of Firm Shares or Additional Shares, as the case may be, you may in your discretion arrange for yourself or for another party or parties (including any non-defaulting Underwriter or Underwriters who so agree) to purchase such Firm Shares or Additional Shares, as the case may be, to which such default relates on the terms contained herein. In the event that within 5 calendar days after such a default you do not arrange for the purchase of the Firm Shares or Additional Shares, as the case may be, to which such default relates as provided in this Section 9, this Agreement or, in the case of a default with respect to the Additional Shares, the obligations of the Underwriters to purchase and of the Company to sell the Additional Shares shall thereupon terminate, without liability on the part of the Company (except in each case as provided in Section 5, 7(a) and 8 hereof) or the Underwriters, but nothing in this Agreement shall relieve a defaulting Underwriter or Underwriters of its or their liability, if any, to the other Underwriters and the Company for damages occasioned by its or their default hereunder.

          (c) In the event that the Firm Shares or Additional Shares to which such default relates are to be purchased by the non-defaulting Underwriters, or are to be purchased by another party or parties as aforesaid, you or the Company shall have the right to postpone the Closing Date or Additional Closing Date, as the case may be, for a period not exceeding five Business Days, in order to effect whatever changes may thereby be made necessary in the Registration Statement or the Prospectus or in any other documents and arrangements, and the Company agrees to file promptly any amendment or supplement to the Registration Statement or the Prospectus which, in the opinion of Underwriters' Counsel, may thereby be made necessary or advisable. The term "Underwriter" as used in this Agreement shall include any party substituted under this Section 9 with like effect as if it had originally been a party to this Agreement with respect to such Firm Shares and Additional Shares, as the case may be.

          10.  Survival of Representations and Agreements.  All representations
               ------------------------------------------
and warranties, covenants and agreements of the Underwriters and the Company contained in this Agreement, including the agreements contained in Section 5 hereof, the indemnity agreements contained in Section 7 hereof and the contribution agreements contained in Section 8 hereof, and in certificates of directors or officers of the Company provided pursuant hereto shall remain operative and in full force and effect regardless of any investigation made by or on behalf of any Underwriter or any controlling person thereof or by or on behalf of the Company or any of its officers and directors or any controlling person thereof and shall survive delivery of and payment for the Shares to and by the Underwriters. The representations contained in Section 1 and the agreements contained in Sections 5, 7, 8, 10 and 11(d) hereof shall survive the termination of this Agreement, including termination pursuant to Section 9 or 11 hereof.

          11.  Effective Date of Agreement; Termination.
               ----------------------------------------

               (a) This Agreement shall become effective upon the later of: (i) such time as you and the Company shall have received notification of the effectiveness of the Registration Statement, and (ii) the execution of this Agreement; provided, however, that if either the initial public offering or the
           --------  -------
purchase price per Share has not been agreed upon prior to 5:00 P.M., New York City time, on the fifth full business day after the Registration Statement shall have been declared effective, this Agreement shall thereupon terminate without liability to the Company or the Underwriters except as herein expressly provided. Until this Agreement becomes effective as aforesaid, it may be terminated by the Company by notifying you or by you notifying the Company. Notwithstanding the foregoing, the provisions of this Section 11 and of Sections 1, 5, 7, 8 and 10 hereof shall at all times be in full force and effect.

               (b) You shall have the right to terminate this Agreement at any time prior to the Closing Date or the obligations of the Underwriters to purchase the Additional Shares at any time prior to the Additional Closing Date, as the case may be: (i) if any domestic or international event or act or occurrence has materially disrupted, or in your opinion will in the immediate future materially disrupt, the market for the Company's securities or securities in general; (ii) if trading on the New York or American Stock Exchanges or the Nasdaq National Market (collectively the "Exchanges") shall have been suspended, or minimum or maximum prices for trading shall have been fixed, or maximum ranges for prices for securities shall have been required, on any of the Exchanges by the authorities of such Exchanges or by order of the Commission or any other governmental authority having jurisdiction; or (iii) if a banking moratorium has been declared by a state or federal authority or if any new restriction materially adversely affecting the distribution of the Firm Shares or the Additional Shares, as the case may be, shall have become effective; or (iv)(A) if the United States becomes engaged in hostilities or there is an escalation of hostilities involving the United States or there is a declaration of a national emergency or war by the United States or
(B) if there shall have been such change in political, financial or economic conditions, if the effect of any such event in (A) or (B) as in your judgment makes it impracticable or inadvisable to proceed with the offering, sale and delivery of the Firm Shares or the Additional Shares, as the case may be, on the terms contemplated by the Prospectus.

          (c) Any notice of termination pursuant to this Section 11 shall be by telephone, facsimile, telex, or telegraph, confirmed in writing by letter.

          (d) If this Agreement shall be terminated pursuant to any of the provisions hereof (otherwise than pursuant to (i) notification by you as provided in Section 11(a) hereof or (ii) Section 9(b) or 11(b) hereof), or if the sale of the Shares provided for herein is not consummated because any condition to the obligations of the Underwriters set forth herein is not satisfied (other than the condition that the Underwriters receive a legal opinion from the Underwriters' Counsel) or because of any refusal, inability or failure on the part of the Company to perform any agreement herein or comply with any provision hereof in any material respect, the Company will, subject to demand by you, reimburse the Underwriters for all reasonable out-of-pocket expenses (including the reasonable fees and expenses of their counsel), incurred by the Underwriters in connection herewith.

          12.  Notices.  All communications hereunder, except as may be
               -------
otherwise specifically provided herein, shall be in writing and, if sent to any Underwriter, shall be mailed, delivered, sent by facsimile, telex or telegraph and confirmed in writing by letter, to such Underwriter c/o either Bear, Stearns & Co. Inc., One Sansome Street, 41/st/ Floor, San Francisco, California 94104,
Attention: [      ], fax no. [      ] (with a copy to Gregory C. Smith, Esq.,
Skadden, Arps, Slate, Meagher & Flom LLP, 525 University Avenue, Suite 220, Palo Alto, California, 94301, fax no. (650) 470-4570); if sent to the Company, shall be mailed, delivered, or sent by facsimile, telex or telegraph and confirmed in a letter to the Company, RAVISENT Technologies Inc., One Great Valley Parkway, Malvern, Pennsylvania 19355, Attention: Francis E.J. Wilde III, fax no. (610) 695-8503, with a copy to Warren T. Lazarow, Esq. and David A. Makarechian, Esq., Brobeck, Phleger & Harrison LLP, Two Embarcadero Place, 2200 Geng Road, Palo Alto, California 94303, fax no. (650)496-2885.

          13.  Parties.  This Agreement shall inure solely to the benefit of,
               -------
and shall be binding upon, the Underwriters and the Company and the controlling persons, directors, officers, employees and agents referred to in Sections 7 and 8, and their respective successors and assigns, and no other person shall have or be construed to have any legal or equitable right, remedy or claim under or in respect of or by virtue of this Agreement or any provision contained herein. The term "successors and assigns" shall not include a purchaser, in its capacity as such, of any Shares from any of the Underwriters.

          14.  Governing Law.  This Agreement shall be governed by and construed
               -------------
in accordance with the laws of the State of New York, but without regard to principles of conflicts of law.

          15.  Counterparts.  This Agreement may be executed in two or more
               ------------
counterparts, each of which shall
be an original and all of which together shall constitute one and the same instrument.

          If the foregoing correctly sets forth the understanding between you and the Company, please so indicate in the space provided below for that purpose, whereupon this letter shall constitute a binding agreement among us.

                                       Very truly yours,

                                       RAVISENT TECHNOLOGIES INC.


                                       By:
                                            Name:
                                            -------------------------------
                                            Title:


Accepted as of the date first above written

BEAR, STEARNS & CO. INC.


By:
    ---------------------------------------
    Name:
    Title:

On behalf of itself and the other
Underwriters named in Schedule I hereto.

                                   SCHEDULE I



                                          Number of Firm
Name of Underwriter                       Shares to be Purchased
----------------------------------------------------------------

Bear, Stearns & Co. Inc.................
SG Cowen Securities Corporation.........
Volpe Brown Whelan & Company............



                    Total. . . . . . . .       __________

                                   EXHIBIT A
                                   ---------


          (1) The Company (i) is duly incorporated and is validly existing and in good standing under the laws of the State of Delaware; (ii) has the corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement; and
     (iii) is duly qualified to transact business and is in good standing in the Commonwealth of Pennsylvania and the State of California;

          (2) Each of the Subsidiaries (i) is duly incorporated and validly existing and in good standing under the laws of their respective jurisdiction of incorporation; (ii) has the corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement; and (iii) is duly qualified to transact business and in good standing in each jurisdiction or place where the nature of its properties or the conduct of its business requires such qualification, except where the failure to so qualify would not reasonably be expected to have a material adverse effect on the business, properties, operations, financial condition or results of operations of the Company and the Subsidiaries, taken as a whole;

          (3) The authorized and outstanding capital stock of the Company as of March 31, 1999 is as set forth under the heading "Actual" under the caption "Capitalization" in the Prospectus, the authorized, issued and outstanding capital stock of the Company as of the date hereof and prior to the issuance of the Shares is ____________ and ____________, respectively, to our knowledge, except as described in the Registration Statement and the Prospectus, there are no outstanding securities of the Company convertible or exchangeable into, or evidencing the right to purchase or subscribe for, any shares of capital stock of the Company and there are no outstanding or authorized options, warrants or rights of a similar character obligating the Company to issue any shares of its capital stock or any securities convertible or exchangeable into, or evidencing the right to purchase or subscribe for, any shares of such stock;

          (4) To our knowledge, since March 31, 1999, the Company has not issued any securities other than: (i) Common Stock of the Company issued pursuant to the exercise of outstanding options for the purchase thereof which are reflected in the notes set forth under the caption "Capitalization" in the Prospectus; (ii) Common Stock of the Company issued pursuant to previously outstanding warrants for the purchase thereof which are reflected in the notes set forth under the caption "Capitalization" in the Prospectus; (iii) Series A Preferred Stock of the Company issued pursuant to the exercise of previously outstanding warrants in favor of NEPA Venture Fund II, L.P. and any Common Stock of the Company issued pursuant to the conversion of such shares; (iv) Series B Preferred Stock of the Company issued pursuant to an agreement with ATI Technologies, Inc. which is reflected under the heading "Agreement with ATI Technologies Inc." under the caption "Certain Transactions" in the Prospectus and any Common Stock of the Company issued pursuant to the conversion of such shares; (v) Series C Preferred Stock of the Company issued pursuant to the conversion of certain Convertible Promissory Notes sold to Intel Corporation pursuant to a Convertible Promissory Note Purchase Agreement filed as Exhibit 4.14 to the Registration Statement and any Common Stock of the Company issued pursuant to the conversion of such shares; and (vi) Common Stock of the Company issued pursuant to the conversion of any previously outstanding preferred stock of the Company which is reflected under the caption "Capitalization" in the Prospectus.

          (5) All of the outstanding shares of capital stock of the Subsidiaries of the Company have been duly authorized and validly issued, are non-assessable, were not issued in violation of any preemptive rights, co-sale rights, rights of first refusal or similar rights of any security holder of the Company or any such Subsidiary or other party, except for such violations that have been waived in writing, and, to our knowledge, are fully paid and owned by the Company or another Subsidiary.

          (6) All the shares of capital stock of the Company outstanding prior to the issuance of the Shares have been duly authorized, validly issued, are non-assessable and, to our knowledge, fully paid, and were not issued in violation of any preemptive rights, co-sale rights, rights of first refusal or similar rights or any security holder of the Company or other party, except for such violations that have been waived.

          (7) The Shares have been duly authorized and, when issued and delivered to the Underwriters against payment therefor in accordance with the terms of the Underwriting Agreement, will be validly issued, fully paid and nonassessable and free of (A) all liens, encumbrances or claims created or imposed by the Company; (B) any preemptive rights arising under the Company Certificate or the Delaware General Corporation Law or (C) any other co-sale rights, registration rights, rights of first refusal or other similar rights that entitle or will entitle any person to acquire any shares of capital stock of the Company upon the issuance and sale of the Shares by the Company;

          (8) The form of certificate for the Shares conforms in all material respects to the requirements of the Delaware General Corporation Law, any applicable requirements of the Company Certificate of Incorporation and the Company Bylaws and the requirements of the Nasdaq National Market;

          (9) The Registration Statement and all post-effective amendments, if any, have become effective under the Securities Act and no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose are pending before or contemplated by the Commission; and any required filing of the Prospectus pursuant to Rule 424(b) has been made in accordance with Rule 424(b);

         (10) The Shares have been approved for quotation on the Nasdaq National Market, upon issuance as contemplated by the Underwriting Agreement;

         (11) The Company has the corporate power and authority to enter into the Underwriting Agreement and to issue, sell and deliver the Shares to the Underwriters as provided in the Underwriting Agreement; and the Underwriting Agreement has been duly authorized, executed and delivered by the Company;

         (12) Neither the offer, sale or delivery of the Shares, the execution, delivery or performance by the Company of the Underwriting Agreement, compliance by the Company with the provisions of the Underwriting Agreement nor consummation by the Company of the transactions contemplated by the Underwriting Agreement
     (A) violates the Company Certificate or the Company Bylaws or (B) constitutes a breach of, or a default under, any agreement, indenture, lease or other instrument to which the Company or any of the Subsidiaries is a party or by which the Company or the Subsidiaries or any of their respective properties are bound that is an exhibit to the Registration Statement, or (C) will result in any violation of any existing law, statute, rule or regulation known to us and applicable to the Company or the Subsidiaries or their respective properties (other than applicable state securities and Blue Sky laws or NASD rules, as to which we express no opinion), or any ruling, judgment, injunction, order or decree known to us and applicable to the Company or the Subsidiaries or any of their respective properties, which, in the case of clauses (A), (B) or (C) above, violation, breach or default would reasonably be expected to have a material adverse effect on the business, properties, operations, financial condition or results of operations of the Company and the Subsidiaries, individually or in the aggregate;

         (13) No consent, approval, authorization or other order of, or registration or filing with, any court, regulatory body, administrative agency or other governmental body, agency, or official is required on the part of the Company (except (A) as have been obtained under the Securities Act and the Exchange Act or (B) such as may be required under state securities or Blue Sky laws or NASD rules governing the purchase and distribution of the Shares, as to which we express no opinion) for the execution, delivery and performance of the Underwriting Agreement or the consummation of the transactions contemplated thereby, including the valid issuance and sale of the Shares to the Underwriters as contemplated by the Underwriting Agreement;

         (14) To our knowledge, (A) there are no legal or governmental proceedings pending or threatened in writing against the Company or any of its Subsidiaries, or to which the Company, any of its Subsidiaries or any of their respective properties is subject, which are required to be described in the Registration Statement or the Prospectus (or any amendment or supplement thereto) that are not so described, and (B) there are no agreements, contracts, indentures, leases or other instruments that are required to be described in the Registration Statement or the Prospectus (or any amendment or supplement thereto) or to be filed as an exhibit to the Registration Statement that are not so described or filed, as the case may be;

         (15) The statements set forth under the caption "Description of Capital Stock" in the Prospectus, insofar as such statements purport to summarize certain provisions of the capital stock of the Company, provide a fair summary of such provisions; the statements set forth under the captions "Risk Factors--Our stock price may be affected by shares eligible for future sale" and "--We have adopted certain anti-takeover provisions;" "Business --Intellectual Property and Proprietary Rights," "-- Legal Matters," "Certain Transactions;" "Shares Eligible for Future Sale" in the Prospectus and, solely to the extent of the discussion of the classification and committee composition of the Board, "Management," insofar as such statements constitute a summary of the legal matters, legal documents or legal proceedings referred to therein, provide a fair summary of such legal matters, legal documents and legal proceedings in all material respects, and all descriptions in the Registration Statement and the Prospectus of contracts and other documents to which the Company or the Subsidiaries are a party are accurate in all material respects to the extent so described;

         (16) To our knowledge, except as described in the Prospectus, no holder of any securities of the Company or any other person has the right, contractual or otherwise, to cause the Company to sell or otherwise issue to them, or to permit them to underwrite the sale of, any of the Shares or the right to have any Common Stock or other securities of the Company included in the Registration Statement or the right, as a result of the filing of the Registration Statement, to require the Company to register under the Securities Act any shares of Common Stock or other securities of the Company, and any registration rights in connection with the offering contemplated hereby have been waived;

         (17) Assuming without independent investigation the accuracy, completeness and fairness of the information set forth in the Registration Statement, the Registration Statement and the Prospectus (except for the consolidated financial statements and the notes thereto and the schedules and other financial and statistical data derived therefrom, as to which we do not express any opinion) comply as to form in all material respects with the requirements of the Securities Act and the regulations promulgated thereunder; and

         (18) The execution and delivery of the Delaware Reorganization Agreement, which effected the reincorporation of Divicore Pennsylvania under the laws of the State of Delaware, was duly authorized by all necessary corporate action on the part of each of Divicore Pennsylvania and the Company. Each of Divicore Pennsylvania and the Company had all necessary corporate power and authority to execute and deliver the Delaware Reorganization Agreement, to file the Delaware Reorganization Agreement with the Secretaries of State of the Commonwealth of Pennsylvania and the State of Delaware, and to consummate the reincorporation contemplated by the Delaware Reorganization Agreement. At the time of execution and filing, the Delaware Reorganization Agreement constituted a valid and binding obligation of each of Divicore Pennsylvania and the Company, enforceable in accordance with its terms, except as enforceability may be limited by general equitable principles, bankruptcy, insolvency, reorganization, moritorium or other laws affecting creditors' rights generally.

          In addition, we participated in conferences with certain directors, officers and other representatives of the Company, its patent counsel, its independent public accountants, the Underwriters and the Underwriters' counsel at which the contents of the Registration Statement, the Prospectus and related matters were discussed. We are not, however, passing upon, and do not assume any responsibility for, and we have not independently checked or verified, the accuracy, completeness or fairness of the information contained in the Registration Statement and the Prospectus.

          We may state, however, that based upon our participation as described in the preceding paragraph, (i) we confirm that we have no reason to believe that (other than the consolidated financial statements, including the notes and schedules thereto, and the other financial and statistical data derived therefrom, as to which we express no belief), at the time the

Registration Statement became effective and as of the date hereof, the Registration Statement contained or contains any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and (ii) we confirm that we have no reason to believe that (other than the consolidated financial statements, including the notes and schedules thereto, and the other financial and statistical data derived therefrom, as to which we express no belief) the Prospectus, as of the date thereof and on the date hereof, contained or contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

                                   Exhibit B


     1. Except as set forth in the Prospectus, to such counsel's knowledge, neither the Company nor any of its Subsidiaries has received any notice of infringement of or conflict with asserted rights of others with respect to any material patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or proprietary or confidential information, systems, or procedures), which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in a material adverse effect on the business, properties, operations, financial condition or results of operations of the Company and its Subsidiaries, taken as a whole.

     In addition, such counsel shall state that it has participated in conferences with certain directors, officers and other representatives of the Company and its counsel at which the contents of the Registration Statement and Prospectus and related matters were discussed. Such counsel shall state that they are not, however, passing upon, and do not assume any responsibility for, and they have not independently checked or verified, the accuracy, completeness or fairness of the information contained in the Registration Statement and the Prospectus.

     Such counsel shall state, however, that (i) they have no reason to believe that (other than the consolidated financial statements, including the notes and schedules thereto, and the other financial and statistical data derived therefrom, as to which they express no belief) at the time the Registration Statement became effective and as of the date hereof, the Registration Statement contained or contains any untrue statement of material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and (ii) they confirm that they have no reason to believe that (other than the consolidated financial statements, including the notes and schedules thereto, and the other financial and statistical data derived therefrom, as to which they express no belief) the Prospectus, as of the date thereof and on the date hereof, contained or contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.